Exhibit 10.13
AMENDMENT NO. 2 TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
This AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of January 30, 2026 (this “Agreement”), is made by and among THREDUP INC., a Delaware corporation (“Parent”), THREDUP INTERMEDIARY HOLDINGS LLC, a Virginia limited liability company (“Holdings”), and KNITWIT GC LLC, a Virginia limited liability company (“Knitwit”, and together with Parent and Holdings, each a “Borrower” and collectively, the “Borrowers”), the financial institutions that are parties hereto as Lenders, and WESTERN ALLIANCE BANK, an Arizona corporation (“WAB”), as administrative agent for the Lenders (together with its successors and assigns in that capacity, the “Agent”).
RECITALS
A.    Pursuant to that certain Second Amended and Restated Loan and Security Agreement dated as of July 14, 2022 (as amended, amended and restated, supplemented, or otherwise modified from time to time before the date of this Agreement, the “Existing Loan Agreement”; as may be further amended, amended and restated, supplemented, or otherwise modified from time to time, including by this Agreement, the “Loan Agreement”), the Lenders have agreed to make certain Credit Extensions to Borrowers subject to the terms and conditions set forth therein. Capitalized terms used in this Agreement have the meanings given to them in the Loan Agreement unless otherwise specified.
B.     The parties now desire to modify the Loan Agreement in certain respects.
AGREEMENT
NOW THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions. Defined terms used but not defined in this Agreement are as defined in the Loan Agreement.
2.Amendments to Existing Loan Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, and in reliance on the representations and warranties set forth in Section 3 below, the Agent and each Borrower agree as follows:
(1)the Existing Loan Agreement, Schedule 2.1 (Commitments and Lenders) to the Existing Loan Agreement and Exhibits A (Form of Assignment and Assumption) and B-1 through B-4 (Forms of U.S. Tax Compliance Certificate) to the Existing Loan Agreement are hereby amended such that, after giving effect to all such amendments, the Loan Agreement, as amended by this Agreement will read in its entirety as set forth in Exhibit A to this Agreement in redline format (pursuant to which (A) deleted text is indicated textually in the same manner as the following example: ~~stricken text~~; and (B) added text is indicated textually in the same manner as the following example: bold and double-underlined text).
(2)The Schedule to the Existing Loan Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit B attached hereto.
(3)Exhibit C to the Existing Loan Agreement (Form of Compliance Certificate) is hereby amended and restated in its entirety to read as set forth in Exhibit C attached hereto.

3.Representations. To induce Agent and the Lenders to enter into this Agreement, each Borrower hereby represents to Agent and the Lenders as follows:
(1)that such Borrower is duly authorized to execute and deliver this Agreement and such Borrower is duly authorized to perform its obligations under the Loan Agreement and each other Loan Document to which it is a party;
(2)that the execution, delivery, and performance of this Agreement (A) are within such Borrower’s powers and have been duly authorized, and (B) do not conflict with or constitute a breach of any provision contained in such Borrower’s Certificate of Incorporation, Bylaws, or Limited Liability Company Agreement, or (C) constitute an event of default under any material agreement to which such Borrower is a party or by which such Borrower is bound;
(3)that this Agreement constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity;
(4)that immediately after giving effect to this Agreement and each other Loan Document being entered into as of the date hereof, the representations and warranties contained in Section 5 of the Loan Agreement are true and correct in all material respects on and as of the date of this Agreement as though made at and as of such date; and
(5)that immediately after giving effect to this Agreement and each other Loan Document being entered into as of the date hereof, no Event of Default has occurred and is continuing, or would exist after giving effect to this Agreement.
4.Conditions. The effectiveness of this Agreement is subject to satisfaction of the following conditions:
(1)that Agent has received counterparts of this Agreement, duly executed by each of the parties hereto;
(2)that Agent has received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the board of directors, managers or members, as applicable, of each Borrower authorizing the execution, delivery and performance of this Agreement and any related agreements, certified by a Responsible Officer of such Borrower as of the date hereof; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;
(3)that Agent has received a certificate of the Secretary of each Borrower, dated as of the date hereof, as to the incumbency and signature of the officers of each Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary;
(4)that Agent has received a certificate of the Secretary of each Borrower, dated as of the date hereof, (i) certifying and attaching a copy of the charter documents of each Borrower, together with all amendments thereto and/or (ii) certifying that no changes to the charter documents of each Borrower which were previously delivered to Agent have occurred since the date such charter documents were last delivered and such charter documents remain in full force and effect as of the date hereof;
(5)that Agent has received copies of good standing certificates, or similar certifications, as applicable, for each Borrower dated not more than ten (10) days prior to the date hereof, issued by the Secretary of State or other appropriate official of each such entity’s jurisdiction of incorporation or organization, as applicable, and each jurisdiction where the conduct of each entity’s business activities or the ownership of each such entity’s properties necessitates qualification except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect;
(6)[Reserved];
(7)a Beneficial Ownership Certification for each Borrower, in form and substance satisfactory to Agent;
(8)that Agent has received accurate and complete copies of any Lien, pending suit, title, intellectual property, and other public record searches required by Agent;
(9)that Agent has received copies (executed or certified, as appropriate) of all other legal documents or minutes of proceedings taken in connection with the execution and delivery of this Agreement to the extent Agent or its counsel reasonably requests;
(10)that Agent has received (i) a restructuring fee in the amount of $100,000 (the “Restructuring Fee”), such Restructuring Fee to be earned, due and payable by the Borrowers in cash on the date hereof, and (ii) all other fees and expenses (including attorneys’ fees) required to be paid by Borrowers under the Loan Documents as of the date of this Agreement and, in the case of expenses, to the extent invoiced on or prior to the date hereof; and
(11)that all legal matters incident to the execution and delivery of this Agreement are satisfactory to Agent and its counsel.
5.Miscellaneous.
(1)Entire Agreement. This Agreement, together with the other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties, or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except as provided in Section 13.5 of the Loan Agreement.
(1)Reaffirmation of Loan Documents. Except as hereby specifically amended, modified or supplemented, the Loan Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms. All liens and security interests securing payment of the Obligations under the Loan Agreement are hereby collectively renewed, ratified, and brought forward as security for the payment and performance of the Obligations.
(2)Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Notwithstanding the immediately foregoing sentence, Agent and Borrowers may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties without the consent of any other Lender.
(3)Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each Borrower, Agent, and each Lender hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. EACH BORROWER, AGENT, AND EACH LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING

OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. For the avoidance of doubt, Section 12 of the Loan Agreement is hereby expressly incorporated by reference herein.
(4)Costs and Expenses. Without limiting the terms and conditions of the Loan Documents, Borrowers shall, subject to and in accordance with Section 13.2(a) of the Loan Agreement, pay all Agent Expenses and all Lender Expenses (including the Restructuring Fee and all other fees and expenses referred to in Section 5(8) above) in connection with this Agreement and the other Loan Documents to be executed on the date hereof.
(5)[Reserved].
(6)Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
(7)References. This Agreement is a Loan Document. Unless the context otherwise requires, all references in any of the Loan Documents to the “Loan Agreement” shall mean the Loan Agreement, as amended by this Agreement.
[Signature pages follow]

The parties are signing this Amendment No. 2 to Second Amended and Restated Loan and Security Agreement as of the date stated in the introductory clause.
THREDUP INC.,
a Delaware corporation, as a Borrower
By:/s/ Sean Sobers
Name: Sean Sobers
Title: Chief Financial Officer
THREDUP INTERMEDIARY HOLDINGS LLC,
a Virginia limited liability company, as a Borrower
By: /s/ Sean Sobers
Name: Sean Sobers
Title: Treasurer
KNITWIT GC LLC,
a Virginia limited liability company, as a Borrower
By: /s/ Sean Sobers
Name: Sean Sobers
Title: Chair

Signature page to
Amendment No. 2 to Second Amended and Restated Loan and Security Agreement (ThredUp (2A&R))

WESTERN ALLIANCE BANK,
an Arizona corporation, as Agent and as a Lender
By: /s/ Peter Haman
Name: Peter Haman
Title: Market Director

Signature page to
Amendment No. 2 to Second Amended and Restated Loan and Security Agreement (ThredUp (2A&R))

EXHIBIT A
As Amended Loan Agreement
See attached.

EXHIBIT B
Schedule to the Loan Agreement

SCHEDULE OF EXCEPTIONS

Permitted Indebtedness (Section 1.1)

None

Permitted Investments (Section 1.1)

(1)The Borrower (ThredUp Inc.)’s approximately 9% equity interest in Remix US Holdings Inc., a resale marketplace focusing on Eastern Europe and incorporated in the state of Delaware. Remix US Holdings Inc. is a parent company to Remix Global EAD, a former fully owned subsidiary of ThredUp Inc. that was divested pursuant to the Stock Purchase Agreement dated November 30, 2024. Full details of the divestment transaction, including a copy of the November 30, 2024 Stock Purchase Agreement are described in a Form 8-K filed by ThredUp Inc. with the Securities Exchange Commission on November 30, 2024 and available at the following link: https://www.sec.gov/ix?doc=/Archives/edgar/data/1484778/000148477824000179/tdup-20241130.htm.
(2)Each Borrowers’ investments on the date hereof in its subsidiaries:
a.ThredUp Intermediary Holdings LLC is a direct subsidiary of ThredUp Inc.
i.Knitwit GC LLC is a direct subsidiary of ThredUp Intermediary Holdings LLC.

Permitted Liens (Section 1.1)

None.

Intellectual Property Collateral (Section 5.6)

None.

Prior Names (Section 5.7)

(1)The Borrower (ThredUp Inc.) does business under the name “ThredUp” and formerly did business under the name “thredUP”.

Locations of Inventory and Equipment (Section 5.7 and 7.10)

Party	Address
ThredUp Inc.	969 Broadway, Suite 200 Oakland, CA 94607
ThredUp Inc.	6991 E. Camelback Road, Scottsdale, Arizona 85251
ThredUp Inc.	5050 Louise Dr Mechanicsburg, PA 17055
ThredUp Inc.	7775 W Buckeye Road, Suite 200 Phoenix, AZ 85043
ThredUp Inc.	580 Horizon Dr, Suite 200 Suwanee, GA 30024
ThredUp Inc.	3800 N I-35E Lancaster, TX 75134

Litigation (Section 5.8)

None.

Environmental Condition (Section 5.12)

None.

Account Locations (Section 5.16)

Borrower	Account Bank	Account Number
ThredUp Inc.	Bank of America, N.A.	3250 0060 1799
ThredUp Inc.	Morgan Stanley Smith Barney LLC	012-019948
ThredUp Inc.	Morgan Stanley Smith Barney LLC	012-019949

Collateral Access Agreements (Section 6.11)

Party	Address
ThredUp Inc.	969 Broadway, Suite 200 Oakland, CA 94607
ThredUp Inc.	5050 Louise Dr Mechanicsburg, PA 17055
ThredUp Inc.	7775 W Buckeye Road, Suite 200 Phoenix, AZ 85043
ThredUp Inc.	580 Horizon Dr, Suite 200 Suwanee, GA 30024
ThredUp Inc.	3800 N I-35E Lancaster, TX 75134

EXHIBIT C
Form of Compliance Certificate
See attached.